                                                    Prospectus Supplement, filed
                                            pursuant to Rule 424(b)(3) under the
                                                      Securities Act of 1933, to
                                              Registration Statement on Form S-1
                                                            (File No. 333-13513)



                      Supplement, dated November 20, 1996,
                                       to
                       Prospectus, dated October 15, 1996,
                                       of
                         Health Management Systems, Inc.


      Effective November 20, 1996, the Merger Agreement was amended to, among other things: (i) increase the number of shares of HMS Common to be issued in the Merger to 260,000; (ii) eliminate the requirement that vested $0.25 QSM Stock Options and $0.25 QSM Warrants be exercised by their respective holders immediately prior to the Closing Date; (iii) increase the number of HMS Stock Options to be issued in connection with the Merger to 46,000 options; and (iv) increase the QSM Transaction Expenses for which HMS will reimburse QSM to a maximum of $150,000. All references in the Information Statement/Prospectus to the terms of the Merger and the transactions contemplated thereby shall be deemed to be modified to reflect the foregoing amendments.